UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2019

FIRST NORTHWEST BANCORP
(Exact name of registrant as specified in its charter)

Washington	001-36741	46-1259100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 West 8th Street, Port Angeles, Washington	98362
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (360) 457-0461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	FNWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2019, First Northwest Bancorp (the “Company”) and First Federal Savings & Loan Association of Port Angeles (“First Federal”) signed a Separation Agreement and Release of All Claims (the “Separation Agreement”) with Laurence J. Hueth, President and Chief Executive Officer of the Company, in connection with his planned retirement from the Company on January 2, 2020 (the “Separation Date”). In accordance with the Company’s Bylaws, Mr. Hueth will also resign as a director of the Company effective as of the Separation Date. The Separation Agreement was reviewed and approved by the Compensation Committee of the Boards of the Company and First Federal on September 23, 2019.

The Separation Agreement entitles Mr. Hueth to a lump-sum payment of $17,139, payable within seven days following the Separation Date, to cover the premiums for continuation coverage of medical benefits under COBRA for him and his eligible dependents for a period of 12 months following the Separation Date. If Mr. Hueth obtains health insurance coverage through subsequent employment, he is required to repay the Company for any unused amount. He is also entitled to a lump-sum payment for all accrued but unused vacation plus one-half of accrued but unused sick leave up to 240 hours, in each case as of the Separation Date. The payments will be made in January 2020. Finally, he will be entitled to receive all vested benefits as of the Separation Date under the Company’s equity incentive plan, 401(k) plan, and deferred compensation plan in accordance with the terms of those plans.

Mr. Hueth’s Employment Agreement dated as of February 22, 2019, will terminate on the Separation Date. Similar to the terms of the Employment Agreement, the Separation Agreement provides for a general release of claims against the Company and prohibits Mr. Hueth from competing with the Company and its subsidiaries within any county in which First Federal operates a full-service branch office or lending center for a period of one year following the Separation Date. He is also prohibited from soliciting employees, customers and suppliers to cease doing business with the Company or First Federal during that one-year period.

The foregoing summary of the material terms of the Separation Agreement is subject to the complete provisions set forth in the Separation Agreement, a copy of which is filed with this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit. The following exhibit is furnished with this Form 8-K.

Exhibit No.	Description
10.1	Separation Agreement and Release of All Claims between Laurence J. Hueth and First Northwest Bancorp and its subsidiary First Federal Savings & Loan Association of Port Angeles

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NORTHWEST BANCORP

Date:	October 7, 2019	/s/Laurence J. Hueth
Laurence J. Hueth
President and Chief Executive Officer